UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cambria ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2321 Rosecrans Avenue, Suite 3225 El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ]

Securities Act registration statement file number to which this form relates: 333-180879.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Cambria Global Value ETF, a series of Cambria ETF Trust (the "Trust"), to be registered hereunder is set forth in the Post-Effective Amendment No. 10 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180879; 811-22704) as filed with the Securities and Exchange Commission on March 4, 2014, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Cambria Global Value ETF	46-4274822

Item 2.	Exhibits.

1.         The Trust's Trust Instrument is included as exhibit (a) to Post-Effective Amendment No. 10 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180879; 811-22704), as filed with the Securities and Exchange Commission on March 4, 2014.

2.         The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180879; 811-22704), as filed with the Securities and Exchange Commission on April 23, 2012.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 10, 2014

CAMBRIA ETF TRUST

By:	/s/ Eric W. Richardson
Name:	Eric W. Richardson
Title:	President and Trustee